                                                                     EXHIBIT 5.1

                                 McAfee & Taft
                          A Professional Corporation
                       10th Floor, Two Leadership Square
                              211 North Robinson
                      Oklahoma City, Oklahoma 73102-7103
                                (405) 235-9621
                              Fax (405) 235-0439
                           http://www.mcafeetaft.com

                               November 15, 2000


Devon Energy Corporation
20 North Broadway, Suite 1500
Oklahoma City, Oklahoma  73102-8260

Ladies and Gentlemen:

          Reference is made to your Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on November 15, 2000 registering the zero coupon convertible senior debentures due 2020 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Act"). Unless otherwise defined herein, capitalized terms used herein are defined as set forth in the above-mentioned Registration Statement.

          The Registration Statement relates to the proposed registration for the resale by certain selling securityholders identified in the Registration Statement of (i) $760,000,000 principal amount at maturity of zero coupon convertible senior debentures due 2020 (the "Debentures") which were issued pursuant to the indenture (the "Indenture"), dated as of June 27, 2000 between Devon Energy Corporation (the "Company") and the Bank of New York, as trustee thereunder, and (ii) a presently indeterminate number of shares (the "Shares") of common stock, par value $.10 per share (the "Stock"), of the Company issuable upon conversion or repurchase of the Debentures.

          We have examined the corporate records of the Company, have attended meetings of the Company's board of directors and have made such other investigations as we have deemed appropriate in order to express the opinions set forth herein. In addition, we have relied upon the factual representations made by the Company in the Indenture. We have also examined a copy of the Registration Statement, the Indenture, the form of Debentures and a specimen of the Stock and originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and matters of law as we have deemed necessary for purposes of rendering opinions hereinafter expressed.

          In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

          Based on such examination and review and subject to the qualifications set forth herein, we are of the opinion that:

          (a) The Debentures have been duly authorized by the Company and have been duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company and will be entitled to the benefits provided in the Indenture.

          (b) The Shares of the Stock initially issuable upon conversion of the Debentures have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Debentures and the Indenture, will be duly and validly issued, fully paid and non-assessable.

          (c) The Shares of the Stock issuable upon repurchase of the Debentures by the Company have been duly and validly authorized and when issued and delivered upon repurchase of the Debentures in accordance with the provisions of the Debentures and the Indenture, will be duly and validly issued, fully paid and non-assessable.

          Our opinions expressed above are subject to the qualifications that we express no opinions as to the applicability of, compliance with, or effect of
(i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditor's rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and
(iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

          We are members of the Bar of the State of Oklahoma and the foregoing opinion is limited to the laws of the State of Oklahoma, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the reference to our name under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not hereby admit that we are the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                              Very truly yours,

                              /s/ McAfee & Taft A Professional Corporation